macy's inc.

Contacts:
             Media - Jim Sluzewski
                            513/579-7764
             Investor - Susan Robinson
                            513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS FOURTH QUARTER EARNINGS OF $1.73 PER
DILUTED SHARE FROM CONTINUING OPERATIONS VS. $1.45 LAST YEAR
4Q Diluted EPS, excluding merger integration costs, is $1.83

           CINCINNATI, Ohio, February 26, 2008 - Macy's, Inc. today reported earnings from continuing operations of $1.73 per diluted share for the 13-week fourth quarter of 2007, ended Feb. 2, 2008. This compares with diluted earnings per share from continuing operations of $1.45 for the 14-week fourth quarter last year.

Excluding May Company merger integration costs of $69 million ($43 million after tax or 10 cents per diluted share), fourth quarter diluted earnings per share from continuing operations were $1.83. Included in 2007 fourth quarter is a non-cash tax credit of $78 million (18 cents per diluted share) from the settlement of a federal income tax examination, primarily attributable to losses related to the disposition of a former subsidiary. Also excluding the tax settlement, fourth quarter diluted earnings per share from continuing operations were $1.65.

           The fourth quarter of 2006 included merger integration costs and related merchandise inventory adjustments of $177 million ($110 million after tax or 21 cents per diluted share) and a gain of $54 million ($34 million after tax or 6 cents per diluted share) related to completion of the company's debt tender offer. Excluding these items, diluted earnings per share from continuing operations were $1.60 for the fourth quarter of 2006.

For the full 52 weeks of fiscal 2007, Macy's, Inc. reported diluted earnings per share from continuing operations of $2.01 per share, compared with $1.80 per share for the full 53 weeks of fiscal 2006. Excluding May Company merger integration costs of $219 million ($138 million after tax or 31 cents per diluted share) and the tax settlement of $78 million (17 cents per diluted share), diluted earnings per share from continuing operations were $2.15 for fiscal 2007. Fiscal 2006 included merger integration costs and related merchandise inventory adjustments of $628 million ($393 million after tax or 72 cents per diluted share), as well as gains on the sale of credit receivables of $191 million ($119 million after tax or 22 cents per diluted share). Excluding these items, as well as the gain of 6 cents per diluted share related to completion of the company's debt tender offer and a 16 cents per diluted share tax settlement, diluted earnings per share from continuing operations were $2.08 for fiscal 2006.

"While a weakened economic environment led our industry to softer financial results than initially expected, Macy's, Inc. did outperform most of our primary competitors in the fourth quarter. We also generated significant cash flow despite weaker-than-expected sales trends. Going forward, we are aggressively pursuing our recently announced market localization initiative to drive future sales and earnings," said Terry J. Lundgren, chairman, president and chief executive officer of Macy's, Inc.

"In total, 2007 was a year of significant strategic progress as we successfully launched exclusive new brands such as Martha Stewart Collection, invested for continued growth in the direct-to-consumer businesses, expanded Bloomingdale's, changed our corporate name, and launched a breakthrough new marketing approach under the umbrella of The Magic of Macy's."

 Sales

Sales in the 13-week fourth quarter of 2007 totaled $8.594 billion, a decrease of 6.2 percent compared to total sales of $9.159 billion in the 14-week fourth quarter of 2006. On a same-store basis, the company's fourth quarter sales were down 2.0 percent.

The company's total sales for the 52 weeks of fiscal 2007 were $26.313 billion, down 2.4 percent  from total sales of $26.970 billion in the 53 weeks of fiscal 2006. On a same-store basis, Macy's, Inc.'s annual sales were down 1.3 percent.

In the fourth quarter, 12 Macy's stores were closed (in Tucson, AZ; West Covina, CA; Lake Forest, IL; Indianapolis, IN; Prien Lake, LA; Akron, Canton and North Randall, OH; Oklahoma City, OK; Dallas and Houston, TX; and Riverdale, UT). In addition, three Macy's stores were closed temporarily (in Rancho Cucamonga and Temecula, CA, and Las Vegas, NV). A new Macy's opened in Peabody, MA.

Operating Income

Macy's, Inc.'s operating income totaled $1.222 billion or 14.2 percent of sales for the quarter ended Feb. 2, 2008, compared to operating income of $1.260 billion or 13.8 percent of sales for the same period last year. Macy's, Inc.'s fourth quarter 2007 operating income included $69 million in May Company integration costs. Excluding these costs, operating income for the fourth quarter of 2007 was $1.291 billion or 15.0 percent of sales. Fourth quarter 2006 operating income included $177 million in May Company integration costs and related inventory valuation adjustments. Excluding these items, operating income for the fourth quarter of 2006 was $1.437 billion or 15.7 percent of sales. Recurring gross margin rate in the quarter improved by 70 basis points, but SG&A as a percent to sales was up by 140 basis points primarily because of weak sales.

For fiscal 2007, Macy's, Inc.'s operating income totaled $1.863 billion or 7.1 percent of sales, compared to operating income of $1.836 billion or 6.8 percent of sales for fiscal 2006. Macy's, Inc.'s operating income for 2007 includes $219 million in May Company integration costs. Excluding these costs, operating income for fiscal 2007 was $2.082 billion or 7.9 percent of sales. Macy's, Inc.'s operating income for fiscal 2006 includes $628 million in May Company integration costs and related inventory valuation adjustments, as well as gains of $191 million on the sale of credit receivables. Excluding these items, operating income for fiscal 2006 was $2.273 billion or 8.4 percent of sales.

Cash Flow

Macy's, Inc. generated $2.231 billion in cash from continuing operating activities in fiscal 2007, compared to $3.692 billion, or $1.832 billion excluding the $1.860 billion in proceeds from the sale of proprietary accounts receivable, in fiscal 2006. Cash used in continuing investing activities was $789 million in 2007, compared with $1.273 billion generated last year. In 2007, continuing investing activities included $66 million of proceeds from the sale of After Hours Formalwear and $227 million of proceeds from the disposal of property and equipment, primarily from the sale of duplicate facilities associated with the May Company integration. In 2006, continuing investing activities included $1.787 billion of proceeds from the sale of Lord & Taylor, David's Bridal and Priscilla of Boston, $679 million of proceeds from the disposal of property and equipment, primarily from the sale of approximately 60 duplicate store locations, and $182 million of net proceeds from the sale of repurchased accounts receivable.

Excluding these items in both years, as well as the proceeds from the sale of proprietary accounts receivable in 2006, cash from continuing operating activities net of cash used in continuing investing activities would be $1.149 billion in 2007, compared to $457 million in 2006.

Net cash used by continuing financing activities was $2.069 million in 2007, compared with $4.013 billion in cash used by continuing financing activities in 2006. In 2007, the company issued $1.950 billion in debt and repaid $649 million of debt.

The company repurchased approximately 13.0 million shares of its common stock for a total of approximately $318 million in the fourth quarter of 2007. In fiscal 2007, the company repurchased approximately 85.3 million shares of its common stock for approximately $3.3 billion. At Feb. 2, 2008, the company had remaining authorization to repurchase up to approximately $850 million of its common stock.

Looking Ahead

Effective with 2008, the company has decided to no longer report sales on a monthly basis in addition to its previously announced decision not to provide quarterly sales or earnings guidance. The company will continue to report sales and earnings quarterly and to provide guidance on an annual basis.

Macy's, Inc. has provided guidance for same-store sales in fiscal 2008 to be in the range of down 1.0 percent to up 1.5 percent, with earnings per share on a diluted basis of $1.85 to $2.15, excluding one-time costs.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2007 sales of $26.3 billion. The company operates more than 850 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com, bloomingdales.com and Bloomingdale's By Mail. Prior to June 1, 2007, Macy's, Inc. was known as Federated Department Stores, Inc.

          All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates, competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

#   #   #

(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's fourth quarter earnings call with analysts will be held beginning at 11 a.m. ET on Tuesday, February 26. The webcast is accessible to the media and general public either via the company's Web site at www.macysinc.com or by calling in on 1-800-474-8920 (719-457-2727 for international callers), passcode 4700212.)

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		14 Weeks Ended
	February 2, 2008		February 3, 2007
	__$__	% to Net sales	__$__	% to Net sales

Net sales.......................................................................	$ 8,594		$ 9,159

Cost of sales - recurring (Note 2)...................................	5,021	58.4%	5,409	59.1%

Gross margin - recurring................................................	3,573	41.6%	3,750	40.9%

Inventory valuation adjustments - May integration (Note 3)............................................	-	-%	(10)	(0.1%)

Gross margin.................................................................	3,573	41.6%	3,740	40.8%

Selling, general and administrative expenses..............	(2,282)	(26.6%)	(2,313)	(25.2%)

May integration costs (Note 4)...................................	(69)	(0.8%)	(167)	(1.8%)

Operating income..........................................................	1,222	14.2%	1,260	13.8%

Interest expense - net (Note 5) ....................................	(136)		(49)

Income from continuing operations before income taxes	1,086		1,211

Federal, state and local income tax expense (Note 6)..	(336)		(451)

Income from continuing operations............................	750		760

Discontinued operations, net of income taxes (Note 7).	-		(27)

Net income...................................................................	$ 750		$ 733

Basic earnings (loss) per share:
Income from continuing operations.......................	$ 1.74		$ 1.47
Loss from discontinued operations.........................	-		(.05)
Net income..........................................................	$ 1.74		$ 1.42

Diluted earnings (loss) per share:
Income from continuing operations........................	$ 1.73		$ 1.45
Loss from discontinued operations........................	-		(.05)
Net income.........................................................	$ 1.73		$ 1.40

Average common shares:
Basic.................................................................	432.1		516.0
Diluted...............................................................	434.7		523.7

End of period common shares outstanding..................	419.7		496.9

Depreciation and amortization expense.......................	$ 327		$ 320

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

Notes:

(1)  The May Department Stores Company ("May") was acquired August 30, 2005.  The Lord & Taylor division and the Bridal Group, consisting of David's Bridal, After Hours Formalwear and Priscilla of Boston, were subsequently sold to third parties.  The sale of the Lord & Taylor division was completed in October 2006, the sale of David's Bridal and Priscilla of Boston was completed in January 2007 and the sale of After Hours Formalwear was completed in April 2007.

(2) Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of this method did not impact cost of sales for the 13 weeks ended February 2, 2008 or the 14 weeks ended February 3, 2007.

(3)    Represents inventory valuation adjustments associated with the combination and integration of Macy's and May's merchandise assortments.

(4)    Represents costs and expenses associated with the integration and consolidation of May's operations into Macy's operations, including costs related to closed locations, system conversion costs and costs related to other operational consolidations.  For the 13 weeks ended February 2, 2008, May integration costs also includes approximately $74 million of impairment charges with respect to the recently announced closure of 9 underperforming May stores and approximately $41 million in gains from the sale of 3 previously closed distribution center facilities.  For the 13 weeks ended February 2, 2008 and the 14 weeks ended February 3, 2007, May integration costs and related inventory valuation adjustments (see Note 3) amounted to $.10 and $.21 per diluted share, respectively.

(5)    Interest expense - net for the 14 weeks ended February 3, 2007 included a gain of approximately $54 million, or $.06 per diluted share, related to the completion of a debt tender offer.

(6)    Income tax expense for the 13 weeks ended February 2, 2008 reflects approximately $78 million, or $.18 per diluted share, of tax benefits related to the settlement of a federal income tax examination, primarily attributable to losses related to the disposition of a former subsidiary.

(7)    Represents the results of operations of Lord & Taylor and the Bridal Group.  For the 14 weeks ended February 3, 2007, discontinued operations also included the loss on disposal of David's Bridal and Priscilla of Boston of $22 million on a pre-tax basis, or $18 million after income taxes, or $.03 per diluted share.

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	52 Weeks Ended		53 Weeks Ended
	February 2, 2008		February 3, 2007
	$	% to Net sales	$	% to Net sales

Net sales.....................................................................	$ 26,313		$ 26,970

Cost of sales - recurring (Note 2)................................	15,677	59.6%	16,019	59.4%

Gross margin - recurring.............................................	10,636	40.4%	10,951	40.6%

Inventory valuation adjustments - May integration (Note 3).........................................	-	-%	(178)	(0.7%)

Gross margin..............................................................	10,636	40.4%	10,773	39.9%

Selling, general and administrative expenses.................	(8,554)	(32.5%)	(8,678)	(32.2%)

May integration costs (Note 4)....................................	(219)	(0.8%)	(450)	(1.6%)

Gains on the sale of accounts receivable (Note 5).........	-	-%	191	0.7%

Operating income.......................................................
	1,863	7.1%	1,836	6.8%

Interest expense - net (Note 6)...................................	(543)		(390)

Income from continuing operations before income taxes	1,320		1,446

Federal, state and local income tax expense (Note 7)..	(411)		(458)

Income from continuing operations.............................	909		988

Discontinued operations, net of income taxes (Note 8)	(16)		7

Net income..............................................................	$ 893		$ 995

Basic earnings (loss) per share:
Income from continuing operations.......................	$ 2.04		$ 1.83
Income (loss) from discontinued operations..........	(.04)		.01
Net income........................................................	$ 2.00		$ 1.84

Diluted earnings (loss) per share:
Income from continuing operations.......................	$ 2.01		$ 1.80
Income (loss) from discontinued operations..........	(.04)		.01
Net income........................................................	$ 1.97		$ 1.81

Average common shares:
Basic.................................................................	446.6		540.0
Diluted...............................................................	451.8		547.7

End of period common shares outstanding..................	419.7		496.9

Depreciation and amortization expense......................	$ 1,304		$ 1,265

MACY'S, INC.

 Consolidated Statements of Income (Unaudited) (Note 1)

Notes:

(1)    The May Department Stores Company ("May") was acquired August 30, 2005.  The Lord & Taylor division and the Bridal Group, consisting of David's Bridal, After Hours Formalwear and Priscilla of Boston, were subsequently sold to third parties.  The sale of the Lord & Taylor division was completed in October 2006, the sale of David's Bridal and Priscilla of Boston was completed in January 2007 and the sale of After Hours Formalwear was completed in April 2007.

(2)    Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of this method did not impact cost of sales for the 52 weeks ended February 2, 2008 or the 53 weeks ended February 3, 2007.

(3)    Represents inventory valuation adjustments associated with the combination and integration of Macy's and May's merchandise assortments.

(4)    Represents costs and expenses associated with the integration and consolidation of May's operations into Macy's operations, including costs related to closed locations, system conversion costs and costs related to other operational consolidations.  For the 52 weeks ended February 2, 2008, May integration costs also includes approximately $121 million of impairment charges with respect to the announced closure of certain distribution center facilities and 9 underperforming May stores and approximately $41 million in gains from the sale of 3 previously closed distribution center facilities.  May integration costs for the 53 weeks ended February 3, 2007 were partially offset by gains from the sale of Macy's locations.  For the 52 weeks ended February 2, 2008 and the 53 weeks ended February 3, 2007, May integration costs and related inventory valuation adjustments (see Note 3) amounted to $.31 and $.72 per diluted share, respectively.

(5)    Represents the gains recognized on the sale of Macy's remaining proprietary and non-proprietary credit card accounts and related receivables.  For the 53 weeks ended February 3, 2007, the after-tax net gain amounted to $.22 per diluted share.

(6)    Interest expense - net for the 53 weeks ended February 3, 2007 included a gain of approximately $54 million, or $.06 per diluted share, related to the completion of a debt tender offer and approximately $17 million of interest income related to the settlement of a federal income tax examination.

(7)    Income tax expense for the 52 weeks ended February 2, 2008 reflects approximately $78 million, or $.17 per diluted share, of tax benefits related to the settlement of a federal income tax examination, primarily attributable to losses related to the disposition of a former subsidiary.  Income tax expense for the 53 weeks ended February 3, 2007 reflected approximately $80 million of tax benefits related to the settlement of a federal income tax examination, also primarily attributable to losses related to the disposition of a former subsidiary.  The total impact of the tax settlement in the 53 weeks ended February 3, 2007, including interest income (see Note 6), amounted to $.16 per diluted share.

(8)    Represents the results of operations of Lord & Taylor and the Bridal Group.  For the 52 weeks ended February 2, 2008, discontinued operations also includes the loss on disposal of After Hours Formalwear of $7 million on a pre-tax and after-tax basis, or $.01 per diluted share.  For the 53 weeks ended February 3, 2007, discontinued operations also included the loss on disposal of the Lord & Taylor division of $63 million on a pre-tax basis, or $38 million after income taxes, or $.07 per diluted share and the loss on disposal of David's Bridal and Priscilla of Boston of $22 million on a pre-tax basis, or $18 million after income taxes, or $.03 per diluted share.

MACY'S, INC.

Consolidated Balance Sheets  (Unaudited)

(millions)

	February 2,	February 3,
	2008	2007
ASSETS:
Current Assets:
Cash and cash equivalents.............................................	$ 583	$ 1,211
Accounts receivable......................................................	463	517
Merchandise inventories................................................	5,060	5,317
Supplies and prepaid expenses........................................	218	251
Assets of discontinued operations...................................	-	126
Total Current Assets..................................................	6,324	7,422

Property and Equipment - net...........................................	10,991	11,473
Goodwill..........................................................................	9,133	9,204
Other Intangible Assets - net............................................	831	883
Other Assets....................................................................	510	568

Total Assets...............................................................	$ 27,789	$ 29,550

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt.............................................................	$ 666	$ 650
Accounts payable and accrued liabilities..........................	4,442	4,944
Income taxes................................................................	344	665
Deferred income taxes..................................................	173	52
Liabilities of discontinued operations...............................	-	48
Total Current Liabilities...............................................	5,625	6,359

Long-Term Debt..............................................................	9,087	7,847
Deferred Income Taxes....................................................	1,496	1,728
Other Liabilities................................................................	1,674	1,362
Shareholders' Equity.........................................................	9,907	12,254

Total Liabilities and Shareholders' Equity.....................	$ 27,789	$ 29,550

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

	52 Weeks Ended February 2, 2008	53 Weeks Ended February 3, 2007
Cash flows from continuing operating activities:
Net income.........................................................................	$ 893	$ 995
Adjustments to reconcile net income to net cash provided by continuing operating activities:
(Income) loss from discontinued operations......................	16	(7)
Gains on the sale of accounts receivable.........................	-	(191)
Stock-based compensation expense................................	60	91
May integration costs.....................................................	219	628
Depreciation and amortization........................................	1,304	1,265
Amortization of financing costs and premium on acquired debt..............................................................	(31)	(49)
Gain on early debt extinguishment...................................	-	(54)
Changes in assets and liabilities:
Proceeds from sale of proprietary accounts receivable.......................................................	-	1,860
Decrease in proprietary and other accounts receivable not separately identified........................	28	207
(Increase) decrease in merchandise inventories............	256	(51)
(Increase) decrease in supplies and prepaid expenses...	33	(41)
Decrease in other assets not separately identified..............................................................	3	25
Decrease in accounts payable and accrued liabilities not separately identified...........................	(553)	(841)
Increase (decrease) in current income taxes...............	14	(139)
Decrease in deferred income taxes.............................	(2)	(18)
Increase (decrease) in other liabilities not separately identified............................................	(9)	12
Net cash provided by continuing operating activities..............................................	2,231	3,692

Cash flows from continuing investing activities:
Purchase of property and equipment.....................................	(994)	(1,317)
Capitalized software............................................................	(111)	(75)
Proceeds from the disposition of After Hours Formalwear.....	66	-
Proceeds from hurricane insurance claims............................	23	17
Disposition of property and equipment...................................	227	679
Proceeds from the disposition of Lord & Taylor....................	-	1,047
Proceeds from the disposition of David's Bridal and Priscilla of Boston...........................................................	-	740
Repurchase of accounts receivable.......................................	-	(1,141)
Proceeds from the sale of repurchased accounts receivable...	-	1,323
Net cash provided (used) by continuing investing activities.................................	(789)	1,273

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

	52 Weeks Ended February 2, 2008	53 Weeks Ended February 3, 2007
Cash flows from continuing financing activities:
Debt issued..........................................................................	1,950	1,146
Financing costs....................................................................	(18)	(10)
Debt repaid..........................................................................	(649)	(2,680)
Dividends paid.....................................................................	(230)	(274)
Decrease in outstanding checks............................................	(57)	(77)
Acquisition of treasury stock.................................................	(3,322)	(2,500)
Issuance of common stock....................................................	257	382
Net cash used by continuing financing activities...............................................	(2,069)	(4,013)

Net cash provided (used) by continuing operations................	(627)	952

Net cash provided by discontinued operating activities..........	7	54
Net cash used by discontinued investing activities.................	(7)	(97)
Net cash provided (used) by discontinued financing activities..	(1)	54
Net cash provided (used) by discontinued operations.............	(1)	11

Net increase (decrease) in cash and cash equivalents.............	(628)	963
Cash and cash equivalents at beginning of period....................	1,211	248

Cash and cash equivalents at end of period............................	$ 583	$ 1,211